Exhibit 99.1

NextTrip Provides Business Update and Highlights Major Milestones in Strategic Expansion, Solidifying Positioning in Luxury and Experiential Travel

Recent Developments Bring NextTrip Closer to Delivering a True One-Stop Platform for Travelers Worldwide while Building Long-Term Value for Stakeholders

Nasdaq Listing Approved and Continued Compliance Achieved

Santa Fe, NM – April 24, 2025 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward travel company redefining how people discover, plan, and book travel, today recapped a series of recent strategic developments that highlight its accelerating momentum and growing capabilities across the global travel landscape. By combining modern booking tools with immersive media and content, NextTrip is positioning a comprehensive suite of solutions spanning cruises, group travel, luxury getaways, all-inclusive resorts, travel packaging and vacation rentals. Its innovative platforms, including FAST (Free Ad-Supported Streaming TV) channels and travel-focused media brands, are designed to engage travelers during the discovery phase, driving informed decisions and seamless bookings. With an expanding portfolio of B2C and B2B offerings, NextTrip delivers personalized, end-to-end travel experiences for consumers and strategic value for industry partners.

Today’s announcement details the successful completion of key milestones that advance NextTrip’s mission to transform the travel experience through innovation and integration. These achievements, including confirmation of Nasdaq compliance with continued listing requirements , targeted acquisitions, strategic platform integrations, and high-impact distribution partnerships, mark significant progress in expanding NextTrip’s reach and solidifying its position as a next-generation travel technology player.

Nasdaq Listing Approved and Continued Compliance Achieved

On March 25, 2025, NextTrip received notification from Nasdaq that the Company’s initial listing application had been approved, enabling it to complete the final steps and issue the milestone shares in connection with the Company’s acquisition of NextTrip Holdings, Inc. in October 2023. Because the issuance of the milestone shares resulted in a change in control under Nasdaq rules, the Company was required to submit an initial listing application with Nasdaq and to obtain Nasdaq approval of the initial listing application prior to the issuance of such shares. This important regulatory milestone marked a new era for NextTrip, enabling it to complete the final steps of the acquisition and maintain its Nasdaq listing.

Following the successful conclusion of its Annual Shareholder Meeting on April 9, 2025, the Company received formal confirmation from Nasdaq on April 23, 2025, that it had regained compliance with the annual meeting continued listing requirement, providing confidence and stability for investors and stakeholders alike.

“Receiving Nasdaq initial listing approval and continued listing compliance confirmation is a pivotal achievement for NextTrip,” said Bill Kerby, CEO of NextTrip. “It validates the progress we’ve made in our transformation and strengthens our foundation as we scale the business across luxury travel, experiential content, and technology-driven platforms.”

NextTrip Acquires Full Ownership of Five Star Alliance

On April 9, 2025, NextTrip completed the acquisition of the remaining 51% of Five Star Alliance, bringing its ownership to 100% and strengthening its position as a major player in the luxury travel space. The acquisition consolidates all of Five Star Alliance’s business under the NextTrip umbrella and opens the door to new integrations and revenue acceleration across the combined B2B and B2C verticals.

“This acquisition was a milestone moment for NextTrip,” said Kerby. “Five Star Alliance is a world-class brand with a twenty-year legacy in luxury travel. Becoming its sole owner not only expands our footprint in the high-value travel sector—it enables us to integrate capabilities, scale faster, and deliver more value to our stakeholders.”

Five Star Alliance is renowned for its curated collection of over 5,000 five-star hotels and resorts, specialized luxury cruise programs, and a 4.9-star Trustpilot rating. With over 400,000 monthly site visitors, the brand’s strong digital presence and loyal clientele are natural complements to NextTrip’s data-driven approach to travel planning.

NextTrip Acquired JOURNY Travel Media Assets

On April 7, 2025, NextTrip acquired the trademark, domain names, and associated assets of JOURNY, a premier travel-themed FAST channel, from Ovation LLC. The transaction deepens NextTrip’s media and content capabilities, while enhancing its Compass. TV streaming platform.

“We are thrilled to welcome JOURNY to the NextTrip family as we continue to expand our portfolio of high-quality, travel-centric content,” said Kerby. “We believe that JOURNY’s immersive storytelling and wide reach are perfectly aligned with our mission to inspire, engage, and convert viewers into travelers.”

JOURNY brings with it a highly engaged audience across 17 million active devices and a powerful storytelling platform that is expected to drive greater visibility and conversion for travel partners and advertisers alike.

Strategic Partnership with Intimate Hotels of Barbados (IHB)

On April 3, 2025, NextTrip entered into a strategic partnership with Intimate Hotels of Barbados (IHB), a collection of over 35 independent hotels and vacation rentals. NextTrip will serve as the official booking engine for IHB, providing a fully integrated travel portal and customized packaging tools directly on the IHB website.

“This collaboration underscores our vision to empower boutique properties with the tools and technology they need to compete on a global scale,” said Kerby. “Barbados is an iconic destination, and we’re excited to make its family-owned hotels more accessible to the world.”

Together with Caribbean Channels, NextTrip and IHB are working to launch the official Barbados Tourism site, promoting seamless global booking access for the region’s most unique accommodations.

Group Booking Platform Gains Traction

NextTrip’s Group Booking Platform, launched last summer, continues to gain momentum, bolstered by synergies with Five Star Alliance. Designed to simplify complex group travel planning and management, the platform has seen an increase in both lead generation and conversion rates, helping meet demand from high-value clientele seeking streamlined travel solutions.

NextTrip Cruise Launches, Offering Seamless Cruise Booking Experience

On March 27, 2025, NextTrip unveiled NextTrip Cruise, a fully integrated cruise booking engine providing access to over 10,000 sailings and 35 cruise partners. Travelers benefit from exclusive pricing, concierge service, and bundled packages that include transfers, pre and post-cruise stays, and expert travel support.

“Cruise planning has long been one of the most complex booking experiences in travel,” said Kerby. “NextTrip Cruise removes the friction with a tech-forward platform that delivers exceptional value and a VIP-level experience.”

Positioned for Long-Term Growth

From expanding travel capabilities and high-impact media assets to deepening its technology partnerships, NextTrip is executing on a bold vision for the future of travel.

“Every move we’ve made this year, from acquiring high-performance brands like Five Star Alliance and JOURNY to forging destination partnerships, reflects our commitment to building a diversified travel ecosystem,” added Kerby. “We are laser-focused on innovation, integration, and growth. These recent developments bring us closer to delivering a one-stop platform for travelers worldwide, and long-term value for our shareholders.”

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-forward travel company redefining how people discover, plan, and book travel. By combining modern booking tools with immersive media and content, NextTrip offers a comprehensive suite of solutions across cruises, group travel, luxury getaways, and vacation rentals. The Company’s innovative platforms, including its FAST (Free Ad-Supported Streaming TV) channels and travel-focused media brands, engage and inspire travelers during the discovery phase, driving informed decisions and seamless bookings. With a growing portfolio of B2C and B2B offerings, NextTrip delivers personalized, end-to-end travel experiences for consumers and strategic value for industry partners. For more information or to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, the Company’s ability to ability to effectively integrate the Five Star and JOURNY businesses with its own; the Company’s continued development efforts related to its various platforms; market acceptance and use of the Company’s platforms; changes in travel, and in particular cruise and group travel, trends; changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the Company; the overall level of consumer demand for NextTrip’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior in the travel industry; disruption and volatility in the global currency, capital, and credit markets; the financial strength of NextTrip’s customers; NextTrip’s ability to raise additional capital to fund its operations; NextTrip’s ability to successfully implement its business strategy; NextTrip’s exposure to litigation claims and other loss contingencies; stability of consumer demand for NextTrip’s products; any breaches of, or interruptions in, NextTrip’s information systems; fluctuations in the price, availability and quality of products as well as foreign currency fluctuations; NextTrip’s ability to maintain its Nasdaq listing; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. NextTrip disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC on September 4, 2024 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
NTRP@mzgroup.us
www.mzgroup.us